Exhibit 99.1

Opexa Announces Agreements for up to $16.5 Million in Equity Commitments

Separate Purchase Agreements with Lincoln Park Capital Fund LLC May Provide Incremental Capital Availability thru mid 2015

THE WOODLANDS, Texas--(BUSINESS WIRE)--November 5, 2012--Opexa Therapeutics, Inc. (NASDAQ:OPXA), a company developing Tcelna™, a novel T-cell therapy for multiple sclerosis (MS), announced today that it has signed a purchase agreement on November  5, 2012 for the sale from time to time over a 30-month period of up to $1.5 million of its common stock to Lincoln Park Capital Fund, LLC (Lincoln Park), a Chicago-based institutional investor.  These shares are the subject of a prospectus supplement pursuant to the Company's effective shelf registration statement and base prospectus contained therein.

In addition, Opexa entered into a separate purchase agreement with Lincoln Park, as of November 2, 2012, for the sale from time to time over a 30-month period of up to $15 million of its common stock.  The effectiveness of such agreement and the commencement of its 30-month period is contingent upon the effectiveness of a registration statement to be filed by Opexa with the U.S. Securities and Exchange Commission covering the resale of shares that may be issued to Lincoln Park.

Lincoln Park has no right to require any sales by Opexa.  Opexa will determine when and if to sell shares to Lincoln Park, provided that the amount of shares it can sell will depend on the market price of Opexa’s common ctock.  Opexa cannot sell stock to Lincoln Park in the event that the closing price of its stock is below $0.45.

The net proceeds from these financing arrangements will be used for working capital and general corporate purposes including the continued conduct of the Abili-T clinical study, Opexa’s recently initiated Phase 2b clinical trial of Tcelna in Secondary Progressive MS patients.

“These agreements provide us with flexibility to raise capital on an as needed basis and at our discretion," commented Neil K. Warma, President and Chief Executive Officer of Opexa.  "The commitments will help fund working capital needs as we continue solid progress with the Abili-T trial.”

Under both agreements, there are no upper limits to the price Lincoln Park may pay to purchase Opexa common stock.  Any time that Opexa elects to sell shares to Lincoln Park, the pricing of that sale will be fixed pursuant to a formula based upon the prevailing market prices of Opexa common stock immediately preceding the notice to Lincoln Park (or over a period of up to 12 business days leading up to such time).   Accordingly, Opexa will know on that date of notice the fixed price per share that Lincoln Park will be required to pay.  There are no warrants associated with any purchases under the agreements and the agreements prohibit any shorting or hedging by Lincoln Park.

A more detailed description of the agreements is set forth in the Company’s Current Report on Form 8-K filed with the SEC on November 5, 2012.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities in this offering, nor will there be any sale of these securities in any jurisdiction in which such offer solicitation or sale are unlawful prior to registration or qualification under securities laws of any such jurisdiction.

About Opexa

Opexa Therapeutics, Inc. is dedicated to the development of patient-specific cellular therapies for the treatment of autoimmune diseases such as MS. The Company’s leading therapy, Tcelna™, is a personalized cellular immunotherapy treatment that is in late stage clinical development for MS. Tcelna is derived from T-cells isolated from peripheral blood, expanded ex vivo, and reintroduced into the patients via subcutaneous injections. This process triggers a potent immune response against specific subsets of autoreactive T-cells known to attack myelin and, thereby, reduces the risk of relapse over time.

For more information visit the Opexa Therapeutics website at www.opexatherapeutics.com.

About Lincoln Park Capital (“Lincoln Park”)

Lincoln Park is an institutional investor headquartered in Chicago, Illinois.   Lincoln Park’s experienced professionals manage a portfolio of investments in public and private entities.  These investments are in a wide range of companies and industries emphasizing life sciences, specialty finance, energy and technology.  Lincoln Park’s investments range from multiyear financial commitments to fund growth to special situation financings to long-term strategic capital offering companies certainty, flexibility and consistency.  For more information, visit www.lincolnparkcapital.com.

Cautionary Statement Relating to Forward-Looking Information for the Purpose of "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expects,” “believes,” “hopes,” “anticipates,” “estimates,” “may,” “could,” “intends,” “exploring,” “evaluating,” “progressing,” “proceeding” and similar expressions are intended to identify forward-looking statements. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, statements regarding the development of the Company’s product candidate, Tcelna, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, risks associated with: our capital position, the rights and preferences provided to the Series A Convertible Preferred Stock and investors in the convertible secured notes issued by the Company in July 2012 (including a secured interest in all of our assets), the ability of the Company to enter into and benefit from a partnering arrangement for the Company's product candidate, Tcelna, on reasonably satisfactory terms (if at all), our dependence (if partnered) on the resources and abilities of any partner for the further development of Tcelna, our ability to compete with larger, better financed pharmaceutical and biotechnology companies, new approaches to the treatment of our targeted diseases, our expectation of incurring continued losses, our uncertainty of developing a marketable product, our ability to raise additional capital to continue our development programs (including to undertake and complete any ongoing or further clinical studies for Tcelna), including in this regard our ability to satisfy various conditions required to access the financing potentially available under the purchase agreements with Lincoln Park (such as the minimum closing price for our common stock, the registration of the underlying shares of common stock under the Securities Act of 1933, as amended, and the requirement for an ongoing trading market for our stock), the success of our clinical trials, the efficacy of Tcelna for any particular indication, such as for relapsing remitting MS or secondary progressive MS, our ability to develop and commercialize products, our ability to obtain required regulatory approvals, our compliance with all Food and Drug Administration regulations, our ability to obtain, maintain and protect intellectual property rights (including for Tcelna), the risk of litigation regarding our intellectual property rights or the rights of third parties, the success of third party development and commercialization efforts with respect to products covered by intellectual property rights that the Company may license or transfer, our limited manufacturing capabilities, our dependence on third-party manufacturers, our ability to hire and retain skilled personnel, our volatile stock price, and other risks detailed in our filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date made. We assume no obligation or undertaking to update any forward-looking statements to reflect any changes in expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. You should, however, review additional disclosures we make in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2011, as well as the prospectus supplement filed with the Securities and Exchange Commission on November 5, 2012.

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CONTACT:
Opexa Therapeutics, Inc.
Neil K. Warma
281.775.0600
nwarma@opexatherapeutics.com